                                                                    EXHIBIT 23.2
                                                                    ------------



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) of Net2Phone, Inc. ("Net2Phone") for the registration of 150,000 shares of its common stock pertaining to its 1999 Amended and Restated Stock Option and Incentive Plan, of our report dated October 23, 2001 with respect to the financial statements and financial statement schedule of Net2Phone, Inc. included in its Annual Report (Form 10-K) for the year ended July 31, 2001, filed with the Securities and Exchange Commission.

                                                  /s/ ERNST & YOUNG LLP


New York, New York
February   , 2002